UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2020

Monster Beverage Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-18761	47-1809393
(Commission File Number)	(IRS Employer Identification No.)

1 Monster Way

Corona, California 92879
(Address of principal executive offices and zip code)

(951) 739 - 6200
(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	MNST	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 3, 2020, at the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) of Monster Beverage Corporation (the “Company”), the Company’s stockholders approved the Monster Beverage Corporation 2020 Omnibus Incentive Plan (the “2020 Omnibus Incentive Plan”), which provides for the granting of stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards, and other share-based awards. The 2020 Omnibus Incentive Plan provides for the grant of up to 46,169,367 shares of the Company’s common stock, par value $0.005 per share (“Common Stock”), comprised of 32,000,000 new shares of Common Stock reserved under the 2020 Omnibus Incentive Plan and 14,169,367 shares of Common Stock that were available for grant under the Monster Beverage Corporation 2011 Omnibus Incentive Plan as of December 31, 2019.

The 2020 Omnibus Incentive Plan is described in more detail in Proposal Four in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 21, 2020 (the “Proxy Statement”). The descriptions of the 2020 Omnibus Incentive Plan contained herein and in the Proxy Statement do not purport to be complete and are qualified in their entirety by reference to the full text of the 2020 Omnibus Incentive Plan, a copy of which was filed as Appendix A to the Proxy Statement and is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Annual Meeting of the Company was held on June 3, 2020, at which the following matters were submitted to a vote of the stockholders. For more information on the following proposals, see the Proxy Statement.

Proposal No. 1. To elect ten directors of the Company to serve until the 2021 annual meeting of stockholders.

In accordance with the results below, the following individuals were re-elected as directors of the Company and received the number of votes set opposite their respective names.

Director	Votes For	Votes Withheld	Broker Non-Votes
Rodney C. Sacks	439,374,386	23,788,733	12,657,316
Hilton H. Schlosberg	424,868,514	38,294,605	12,657,316
Mark J. Hall	439,008,872	24,154,247	12,657,316
Kathleen E. Ciaramello	440,558,126	22,604,993	12,657,316
Gary P. Fayard	459,346,867	3,816,252	12,657,316
Jeanne P. Jackson	460,652,376	2,510,743	12,657,316
Steven G. Pizula	459,948,185	3,214,934	12,657,316
Benjamin M. Polk	433,143,583	30,019,536	12,657,316
Sydney Selati	446,402,724	16,760,395	12,657,316
Mark S. Vidergauz	432,860,349	30,302,770	12,657,316

Proposal No. 2. To ratify the appointment of Deloitte & Touche LLP to serve as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2020.

In accordance with the results below, the appointment of Deloitte & Touche LLP was ratified and approved.

Votes For	Votes Against	Abstentions
460,844,830	14,861,627	113,978

Proposal No. 3. To approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers.

In accordance with the results below, the compensation of the Company’s named executive officers was approved on a non-binding, advisory basis.

Votes For	Votes Against	Abstentions	Broker Non-Votes
441,419,735	21,352,174	391,210	12,657,316

Proposal No. 4. To approve the 2020 Omnibus Incentive Plan.

In accordance with the results below, the 2020 Omnibus Incentive Plan was approved.

Votes For	Votes Against	Abstentions	Broker Non-Votes
443,035,518	19,978,542	149,059	12,657,316

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1 Monster Beverage Corporation 2020 Omnibus Incentive Plan (incorporated by reference to Appendix A to the Company’s Definitive Proxy Statement on Schedule 14A, filed April 21, 2020).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Monster Beverage Corporation

Date: June 8, 2020	/s/ Hilton H. Schlosberg

Hilton H. Schlosberg
Vice Chairman of the Board of Directors,
President and Chief Financial Officer